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                                                        EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement Nos. 33-63500 and 333-16547 on Form S-8 and in Registration Statement Nos. 33-80384 and 333-21493 on Form S-3 of our reports dated February 12, 1997, appearing, and incorporated by reference, in the Annual Report on Form 10-K of I-Flow Corporation for the year ended December 31, 1996.


DELOITTE & TOUCHE LLP

Costa Mesa, California
March 27, 1997